EXHIBIT 23.3

Consent of KPMG, LLP

Independent Registered Public Accounting Firm,

dated March 1, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNL Income Properties, Inc.

We consent to the use of our report related to the combined statement of revenue and certain expenses of the Intrawest Portfolio Commercial Properties, dated December 16, 2004, included in this Post-Effective Amendment Number One to the Registration Statement to Form S-11 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

March 1, 2005